As filed with the Securities and Exchange Commission on 31 October 2003

Registration No. 333-34519

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 8
TO
FORM S-20
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OM LONDON EXCHANGE LIMITED
(Exact name of registrant as specified in its charter)
131 Finsbury Pavement
London, England EC2A 1NT
Telephone: 011 (33) 20 7065 8000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
CT Corporation System
1025 Vermont Avenue, N.W.
Washington, D.C. 20005
Telephone: (202) 393-1747
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Amending Part I, II, III and IV

Copies of all communications to:
Mark Tubby, Esquire
OM London Exchange Limited
131 Finsbury Pavement
London EC1A 1NT
England

     This post-effective amendment is filed to remove from registration all Put and Call Options registered pursuant to the registration statement amended hereby (“Options”) that remain unsold as of October 28, 2003 as there is no further need for registration of Options on Form S-20 because the Options on Swedish Stock and the OMX Index referred to in the said registration statement will henceforth be made available to Eligible U.S. Investors subject to and in accordance with a No-Action Letter issued by the Division of Market Regulation to EDX London Limited.

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment and has duly caused this post-effective amendment to be signed on its behalf by the undersigned duly authorized by the registrant in the City of London, England on October 30, 2003.

OM LONDON EXCHANGE LIMITED

By:	/s/ Mark Tubby

Mark Tubby